Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-264456 on Form S-11 of our report dated March 2, 2022, relating to the consolidated balance sheet of Apollo Realty Income Solutions, Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York
June 7, 2022